SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) MARCH 30, 2001

                          ------------------------

                      Commission File Number 0-7624
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                  WESTERN MASSACHUSETTS ELECTRIC COMPANY
                ----------------------------------------
          (Exact name of registrant as specified in its charter)


               MASSACHUSETTS                     04-1961130
               --------------------------     ---------------

     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


        174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0010
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     (Address of principal executive offices)          (Zip Code)


                            (413) 785-5871
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         (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
    (Former name or former address, if changed since last report)



Item 5. OTHER EVENTS

On March 31, 2001, The Connecticut Light and Power Company ("CL&P") and Western Massachusetts Electric Company ("WMECO") consummated the sale of Millstone 1 and 2 to a subsidiary of Dominion Resources, Inc., Dominion Nuclear Connecticut, Inc. ("DNCI"), and CL&P, WMECO, Public Service Company of New Hampshire ("PSNH") and certain other of the joint owners collectively sold 93.47 per cent of Millstone 3 to DNCI, which included all of the respective joint interests of CL&P, WMECO and PSNH in the unit. The Northeast Utilities ("NU") System received approximately $1.2 billion of cash from the sale and has or will apply the proceeds to taxes and reductions of debt and equity at CL&P, WMECO and PSNH, including aproximately $200 million expected to be returned to NU.
As part of the sale, DNCI assumed responsibility for decommissioning the three Millstone units.

Reference is made to NU's, CL&P's, WMECO's and PSNH's Annual Report on Form 10K for the year ended December 31, 2000 for further information.


                               SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WESTERN MASSACHUSETTS ELECTRIC COMPANY
                              (Registrant)



                              By:    /S/ CHERYL W. GRISE
                              Name:  Cheryl W. Grise
                              Title: SENIOR VICE PRESIDENT,
                                     SECRETARY AND GENERAL COUNSEL
                                     NORTHEAST UTILITIES SERVICE COMPANY
                                     AS AGENT FOR WESTERN MASSACHUSETTS
                                     ELECTRIC COMPANY


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